ARTICLES OF INCORPORATION

                                       OF

                              GAM PROPERTIES, INC.

I

The name of the corporation is
GAM PROPERTIES, INC.

II

"The purpose of this corporation is to
engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California, Corporations Code.

IIII

The name and address in the State of
California of this
Corporation's initial agent for the
service of process is:

MICHAEL H. de DOMENICO 11322 Red Cedar,
San Diego, Ca. 92131

IV

This corporation is authorized to issue
only one class of shares of stock; on
and the total number of shares, which this corporation is authorized to issue is 20,000.

DATED: May 10,1979

Michael H. de DOMENICO
Name of incorporator

Michael If, de Domenico


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution if my act and deed.

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